                                                                   EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related Prospectus pertaining to the 1999 Equity Participation Plan of Golden Telecom, Inc. and to the incorporation by reference therein of our report dated February 13, 2001, with respect to the financial statements and schedules of EDN Sovintel LLC included in the Annual Report on Form 10-K of Golden Telecom, Inc. for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG (CIS) LIMITED

Moscow, Russia
18 October, 2001